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                                                                      EXHIBIT 12

                            THE GREENBRIER COMPANIES
               Computation of Ratio of Earnings to Fixed Charges
                                 (In thousands)

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
                                                                                                                NINE MONTHS
                                                                 YEAR ENDED AUGUST 31,                           ENDED MAY 31
                                            --------------------------------------------------------------   -------------------
                                                   2000       2001        2002        2003          2004       2005       2004
                                            --------------------------------------------------------------   -------------------
Earnings (loss) before income tax,
minority interest and equity in
unconsolidated subsidiaries                     $ 31,003    $ 8,523   $ (47,230)   $ 10,758      $ 31,194    $32,391    $19,947

Interest expense                                  19,944     22,264      19,055      14,489        11,553      8,909      8,813
Estimated interest portion of rent expense         5,612      7,181       6,287       6,136         5,388      3,994      4,124
                                            ------------------------------------------------------------------------------------
Consolidated earnings before fixed charges      $ 56,559   $ 37,968   $ (21,888)   $ 31,383      $ 48,135    $45,294    $32,884
                                            ====================================================================================
Fixed charges                                   $ 25,556   $ 29,445     $25,342    $ 20,625      $ 16,941    $12,903    $12,937
                                            ------------------------------------------------------------------------------------
     Ratio of earnings to fixed charges             2.21      1.29        (0.86)      1.52           2.84       3.51       2.54
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